Exhibit 10.40

Contura Energy, Inc.
EMERGENCE AWARD AGREEMENT
This Emergence Award Agreement is entered into by and between Contura Energy, Inc. (the “Company”) and the Employee of the Company whose name appears below (the “Employee”) in order to set forth the terms and conditions of shares of common stock of the Company (“Shares”) and Options granted to the Employee under the Contura Energy, Inc. Management Incentive Plan (the “Plan”). To the extent permissible under applicable law, this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, and otherwise shall be treated as a “non-qualified stock option.”

[Full Name]:
[Employee Number]:

			Vesting Schedule
Share Type	Date of Grant	Number of Shares	Date	Shares
Common stock of the Company	July 26, 2016	[RSS]	100% vested
					Vesting Schedule
Option Type	Date of Grant	Expiration Date	Number of Shares	Option Price	Date	Shares
Incentive Stock Options – Fixed Price (the “Fixed Price Option”)	July 26, 2016	(1)	[Option1]	$2.50	100% vested
					Vesting Schedule
Option Type	Date of Grant	Expiration Date	Number of Shares	Option Price	Date	Shares
Incentive Stock Options – VWAP Price (the “VWAP Price Option”)	July 26, 2016	(1)	[Option2]	(2)	100% vested
Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Employee Shares and Options to purchase Shares, as outlined above.
The Company and the Employee have executed this Agreement as of the Date of Grant set forth above.

CONTURA ENERGY, INC.		EMPLOYEE

By:
Name:
Title:

PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO:
Contura Energy, Inc.
300 Martin Luther King Jr., Blvd.
Suite 500
P.O. Box 848
Bristol, TN 37621
Attn: Burke Vander Lind

(1) 10 year anniversary of Grant Date.
(2) Corporate action to grant the Option will occur at emergence on 7/26/16, and the VWAP Price Option will be priced on the 30th day of the VWAP period, which will be the 409A grant date. See section (3).

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Contura Energy, Inc.
CONTURA ENERGY, INC. MANAGEMENT INCENTIVE PLAN
Terms and Conditions of Emergence Award Grant

1.
TRANSFER OF SHARES. Subject to the Participant satisfying the Participant’s withholding obligations pursuant to Section 10.8 of the Plan, the Company hereby transfers [Total] fully vested Shares to the Participant.

2.
EXERCISE OF OPTIONS. The Employee may exercise one or more of the Options granted in the Stock Option Agreement to the extent exercisable, by giving written notice on a form provided by the Committee specifying the number of Options being exercised and the exercise date and by tendering payment for the Shares being purchased under the Options. The Options shall expire on the expiration date set forth above (the “Expiration Date”).

3.
EXERCISE PRICE. The exercise price of the Fixed Price Option shall be $2.50. The exercise price of the VWAP Price Option shall be the Fair Market Value of a Share on the date hereof ($2.50 per Share) and shall be adjusted in accordance with Section 409A to be the trailing volume-weighted average price for the period beginning on July 27, 2016 and ending thirty days thereafter, but in any case not less than $2.50 and not more than $5.00.

4.
PAYMENT FOR SHARES. Payment for the Shares issuable upon exercise of an Option shall be made in full in cash or by certified check. The Employee may exercise the Option through a cashless exercise procedure, pursuant to Section 8.02 of the Plan. Any payment for Shares must include such additional amounts as may be required by the Company to satisfy Federal, state and local withholding tax requirements.

5.
ISSUANCE OF CERTIFICATES. As soon as reasonably practicable following the exercise of an Option and the receipt by the Company of payment for the Shares and applicable withholding taxes, a certificate representing the Shares purchased, registered in the name of the Employee shall be delivered to the Employee. The following legend may be included on such Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY RULE 701 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREOF, INCLUDING WITHOUT LIMITATION, COMPLIANCE WITH THE REQUIREMENTS OF RULE 701 UNDER THE ACT.”

6.
TERMINATION OF EMPLOYMENT. Upon termination of the Employee’s employment with the Company, the Employee shall be entitled to exercise the Options, to the extent exercisable on the date of the Employee’s termination, at any time within the three (3) month period immediately following the date of the Employee’s termination of employment, provided that, upon termination of the Employee’s employment without Cause or for Good Reason, each as defined in such Employee’s Employment Agreement, if applicable, or due to the Employee’s death or Disability, the Option shall be exercisable until the later of (i) the fourth anniversary of the Date of Grant or (ii) the second anniversary of such termination of employment, but in all cases, not later than the Expiration Date.

7.
SECURITIES REPRESENTATIONS. Upon the exercise of the Option prior to the registration of the Shares to be issued hereunder pursuant to the Securities Act or other applicable securities laws, the Employee shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be reasonably requested by the Company for compliance with applicable laws, and any issuances of Shares by the Company hereunder shall be made in reliance upon the express representations and warranties of the Employee:

(a)
The Employee is acquiring and will hold the Shares to be issued hereunder for investment for the Employee’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)
The Employee has been advised that the Shares to be issued hereunder have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of such Shares is to be effected (it being understood, however, that such Shares are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and that such Shares must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Employee obtains an opinion of counsel (in the form and substance reasonably satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Employee’s representations set forth in this Section 7. The Employee further acknowledges and understands that the Company is under no obligation hereunder to register the Shares to be issued hereunder.

(c)
The Employee is aware of the adoption of Rule 144 by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Employee acknowledges that the Employee is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)
The Employee has been furnished with, and has had access to, such information as the Employee considers necessary or appropriate for deciding whether to invest in the Shares to be issued hereunder, and the Employee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such Shares.

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(e)
The Employee is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Employee is able, without impairing the Employee’s financial condition, to hold the Shares to be issued hereunder for an indefinite period and to suffer a complete loss of the Employee’s investment in such Shares.

8.	EFFECT OF CHANGE IN CONTROL. Upon a Change in Control, as defined in the Plan, the Options shall continue to become exercisable pursuant to the terms set forth herein.

9.
NONTRANSFERABILITY. Options granted under the Plan may not be transferred, assigned pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and Options shall be subject, in whole or in part, to execution, attachment or similar process.

10.	MISCELLANEOUS.

(a)	Definitions. Terms used in this Agreement which are defined in the Plan shall have the respective meanings set forth in the Plan.

(b)
Tag Along Rights. For the avoidance of doubt, the Employee shall have the same tag along rights with respect to (i) Shares acquired pursuant to exercise of the Option and (ii) vested Shares granted on July 26, 2016 pursuant to the Plan, on the same terms and conditions as are then applicable to other Company stockholders pursuant to any stockholders agreement or any similar agreement, if any, as may be in effect from time to time; provided that the Employee will not be required to agree to be subject to restrictive covenants that are more burdensome than those included in the Employee’s Employment Agreement, if applicable. If the other Company stockholders do not include the Employee in any transaction in which such rights would apply, the Company shall, subject to applicable law, offer to purchase such Shares for cash at the purchase price paid in such transaction.

(c)
No Right To Employment. This Agreement shall not confer upon the Employee any right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or any subsidiary to modify the terms of or terminate the Employee’s employment at any time.

(d)
Notice. Any notice or other communication required or permitted to be given under this Agreement must be given by personal delivery or by registered or certified mail, return receipt requested and addressed, if to the Committee or the Company, at the principal office of the Company and, if to the Employee, at the Employee’s last known address as set forth in the books and records of the Company.

(e)
Plan to Govern. This Agreement and the rights of the Employee hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

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(f)
Amendment. Subject to restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement. No suspension, modification or amendment of this Agreement may, without the consent of the Employee, adversely affect the rights of the Employee with respect to the Options granted pursuant to this Agreement.

(g)
Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(h)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Employee concerning the Options granted hereunder and supersede all prior agreements and understandings.

(i)	Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Employee will be an original and all of which together will be the same Agreement.

(j)	Governing Law. To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

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